Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Current Report of The Pep Boys - Manny, Moe & Jack (the "Company") on Form 8-K dated October 10, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"),


I, George Babich, Jr., President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


        (i) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.




Date:    October 10, 2003                           /s/  George Babich, Jr.
       --------------------                         -----------------------

                                                    George Babich, Jr.
                                                    President and
                                                    Chief Financial Officer